                                                                    EXHIBIT 10.4



                           GTECH HOLDINGS CORPORATION
                           2000 RESTRICTED STOCK PLAN

                                    Section 1
                                 Purpose of Plan

       The purpose of the GTECH Holdings Corporation 2000 Restricted Stock Plan is to advance the interests of the Corporation by encouraging and providing for the acquisition of equity interests in the Corporation by key employees of the Corporation and its subsidiaries, and by enabling the Corporation to retain the services of such employees upon whose judgment, interest and special effort and successful conduct of its operations is largely dependent.

                                    Section 2
                                   Definitions

       Whenever the following capitalized terms are used in this Plan, they shall have the meaning specified below:

       2.1    "Board" means the Board of Directors of the Corporation.

       2.2 "Cause" shall be defined in any employment or similar agreement in force between the Corporation and a Participant or, in the event there is no employment similar agreement in force between the Corporation and Participant which defines "Cause", "Cause" means a termination of a Participant's employment by the Corporation as a result of: (i) the Participant engaging in serious misconduct that is injurious to the Corporation, or any of its subsidiaries or any other Participating Corporation; (ii) a Participant having been convicted of, or entered a plea of nolo contendere to a crime that constitutes a felony;
(iii) the breach by the Participant of any written covenant or agreement with the Corporation not to disclose any information pertaining to the Corporation or any of its subsidiaries or not to compete or interfere with the Corporation or any of its subsidiaries; or (iv) a Participant's abuse of illegal drugs or other controlled substances or a Participant's habitual intoxication.

2.3    "Change in Control" means the happening of any of the following:

       (i) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period, shall be deemed an Incumbent Director;

       (ii) any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Act, but excluding the Corporation, any of its affiliates, or any employee benefit plan of the Corporation or any of its affiliates) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Corporation representing the greater of 30% or more of the combined voting power of the Corporation's then outstanding securities;

       (iii) the stockholders of the Corporation shall approve a definitive agreement (1) for the merger or other business combination of the Corporation with or into another corporation if (A) a majority of the directors of the surviving corporation were not directors of the Corporation immediately prior to the effective date of such merger or (B) the stockholders of the Corporation immediately prior to the effective date of such merger own less than 50% of the combined voting power in the then outstanding securities in such surviving corporation or (2) for the sale or other disposition of all or substantially all of the assets of the Corporation; or

       (iv) the purchase of 30% or more of the Stock pursuant to any tender or exchange offer made by any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Act), other than the Corporation, any of its affiliates, or any employee benefit plan of the Corporation or any of its affiliates.

       2.4    "Code" means the Internal Revenue Code of 1986, as amended.

       2.5 "Committee" means Compensation Committee of the Board or any other Committee of the Board appointed by the Board to administer the Plan from time to time.

       2.6    "Common Stock" means the common stock of the Corporation.

       2.7 "Corporation" means GTECH Holdings Corporation, a Delaware corporation.

       2.8 "Date of Grant" means the date on which the Committee makes a Restricted Stock Award under the Plan or such later date as the Committee may specify to be the effective date of the Restricted Stock Award.

       2.9 "Disability" means the permanent and total disability as determined under the Corporation's long-term disability program.

       2.10 "Effective Date" means the effective date of this Plan as defined in Section 9.1.

       2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       2.12 "Fair Market Value" of a share of Common Stock as of any given date means the closing sales price of the Common Stock on the New York Stock Exchange as reflected on the composite index on the trading date immediately preceding the date as of which the Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If the Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

       2.13 "Participant" means any individual to whom a Restricted Stock Award has been granted under the Plan.

       2.14 "Participating Corporation" means the Corporation and any present or future corporation that: (i) controls, is controlled by or is under common control with the corporation; (ii) the Board elects to treat as a Participating Corporation; and (iii) agrees to be a Participating Corporation.

       2.15 "Plan" means the GTECH Holdings Corporation 2000 Restricted Stock Plan as set forth herein, as it may be amended from time to time.

       2.16   "Restricted Stock Award" means an award of restricted stock under
Section 6 hereof entitling a Participant to shares of Common Stock that are non-transferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

       2.17 "Restricted Stock Agreement" means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of a Restricted Stock Award granted to a Participant.

                                    Section 3
                           Shares Subject to the Plan

       3.1.   Number of Shares. Subject to the following provisions of this
Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Restricted Stock Awards under the Plan is 400,000 shares of Common Stock. The shares of Common Stock to be delivered under the Plan will be made available from issued shares that have been reacquired by the Corporation. To the extent that any Restricted Stock Award payable in Common Stock is forfeited, cancelled, returned to the Corporation for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be subject to Restricted Stock Awards under the Plan pursuant to such limitations.

       3.2. Share Adjustments. If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or other change in corporate structure affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and in equitable to the Participants and consistent with the terms of this Plan, cause and adjustment to be made in
(i) the maximum number and kind of shares provided in Section 3.1 hereof, (ii) the performance, targets or goals applicable to any outstanding Restricted Stock Awards or (iii) any other terms of a Restricted Stock Award that are affected by the event.

                                    Section 4

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                           Administration of the Plan.

       4.1. Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two persons selected by the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee Member shall meet the definition of "non-employee director" for the purposes of such Rule 16b-3 under the Exchange Act. The Board shall also have the authority to exercise the powers and duties of the Committee under the Plan. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Restricted Stock Award thereunder.

       4.2. Discretionary Authority. Subject to the express limitations of the Plan, the Committee shall have the authority in its discretion to determine those individuals to whom, and the time or times at which, Awards may be granted, the number of shares subject to each Restricted Stock Award, the time or times at which a Restricted Stock Award shall become vested, the performance criteria, business or performance goals or other conditions of a Restricted Stock Award and all other terms of the Restricted Stock Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for the Plan Administration. The Committee may prescribe, amend and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive and binding upon all parties.

       4.3. Changes to Awards. The Committee shall have the authority to effect, at any time and from time to time, (i) the cancellation of any and all outstanding Restricted Stock Awards and the granting and substitution therefore of new Restricted Stock Awards covering the same or different numbers of shares of Common Stock, or (ii) the amendment of the terms of any and all outstanding Restricted Stock Awards; provided, however, that no such action by the Committee may adversely impair the rights of a Participant (or any permitted transferee) under any outstanding Restricted Stock Award without the consent of a Participant (or transferee). The Committee may in its discretion accelerate the vesting of a Restricted Stock Award at any time or on the basis of any specified event.

       4.4. Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Corporation the authority of the Committee to grant and determine the terms and conditions of Restricted Stock Awards awarded under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to awards awarded to any member of the Board or any Participant who the Committee determines may be subject to Rule 16b-3 under the Exchange Act.

                                    Section 5
                             Eligibility and Awards.

       Participation in the Plan has been determined by the Board with respect to recipients of Restricted Stock Awards granted at the time of adoption of the Plan. The Committee shall determine the Participants with respect to any future grants of Restricted Stock Awards.

                                    Section 6
                             Restricted Stock Award

       6.1. Grant of Restricted Stock Awards. A Restricted Stock Award to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine ("Restricted Shares"). In connection with issuance of any restricted shares, the Committee may (but shall not be obligated to) require the payment of a specified payment price (which price may be less than fair market value).

       6.2. Vesting Requirements. The restrictions imposed on Restricted Shares issued under a Restrictive Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Restricted Stock Agreement. Notwithstanding the foregoing, unless otherwise provided by the Committee in the Restricted Stock Agreement, those restrictions on Restricted Shares shall lapse upon (i) a change of control of the corporation, (ii) the death or disability of the Participant, or (iii) an involuntary termination of the Participant's employment other than for Cause.

       6.3. Restrictions. Restricted Shares may not be transferred or assigned (except by will or the laws of descent and distribution), or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the Restricted Shares shall remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the Restrictive Shares being forfeited and being returned to the Corporation, with the purchase price paid by the Participant, if any, to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing the Restricted Shares bear a legend making appropriate reference to the restrictions imposed. Any shares of Common Stock, or other securities of the Corporation, and any other property (except cash dividends) distributed with respect to the Restrictive Shares shall be subject to the same restrictions, terms and conditions of such Restricted Shares. At the time that all applicable restrictions are removed or have expired with respect to the Restrictive Shares, a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions, and restrictive stock legend (other than as required under the Securities Act of 1933 or otherwise), shall be delivered to the Participant, or his beneficiary or his estate, as the case may be.

       6.4. Rights as a Stockholder. Subject to the foregoing provisions of this Section 6, the Participant will have all rights of a stockholder with respect to Restricted Shares held by him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

       6.5. Forfeiture Events. Unless otherwise specified by the Committee and a Restricted Stock Agreement, any unvested portion of the Restricted Stock Award will be forfeited upon the Participant's termination of employment by the Corporation for Cause or upon a voluntary termination of employment by the Participant. In addition, the Committee may specify in a Restricted Stock Award that the Participant's rights in respect to the unvested portion of any Restricted Stock Award shall be subject to reduction, cancellation, forfeiture or upon the occurrence of certain other specified events, in addition to otherwise applicable vesting or performance conditions of an award. Such events shall include, but shall not be limited to, violation of material corporation policies, breach of non-competition, confidentiality, or other restricted covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or replication of the Corporation or any subsidiary.

       6.6. Section 83(b) Election. The Committee may provide in a Restricted Stock Agreement that the Restricted Stock Award is conditioned upon the Participant's refraining from making an election with respect to the Award under
Section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restrictive Stock Award, the Participant shall be required to promptly file a copy of such election with the Corporation.

                                    Section 7
                                Award Agreements.

       7.1. Form of Agreement. Each Restricted Stock Award under this Plan shall be evidenced by a Restricted Stock Agreement in a form approved by the Committee setting forth the number of shares of Common Stock subject to the Restricted Stock Award, the time or times in which the Restricted Stock Award will become vested and the purchase price, if any, for the shares. The Restricted Stock Agreement shall also set forth other material terms and conditions applicable to the Restricted Stock Award as determined by the Committee consistent with the limitations of this Plan.

                                    Section 8
                               General Provisions.

       8.1. Employment or Service. Nothing in the Plan, in the grant of any Restricted Stock Award or in any Restricted Stock Agreement shall confer upon any individual or Participant the right to continue in the capacity in which he is employed by or otherwise serves, the Corporation.

       8.2. Securities Laws. No shares of Common Stock will be issued or transferred pursuant to a Restricted Stock Award unless and until all then applicable requirements imposed by Federal and State securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to an Award, the Corporation may require the Participant to take any reasonable action to meet such requirement. The Committee may impose such conditions on any shares of Common Stock issuable to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any Blue Sky or any other securities laws applicable to such shares.

       8.3. Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from a Restricted Stock Award or an amount paid in satisfaction of a Restricted Stock Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of a Restricted Stock Award.

       8.4. Other Compensation and Benefit Plans. Except as provided herein, the adoption of the Plan shall not effect any other stock incentive or other compensation plans in effective for the Corporation or any subsidiary, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentives or other compensation for employees of the Corporation.

       8.5 Plan Binding on Transferees. The Plan shall be binding upon the Corporation, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

       8.6. Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

       8.7. Severability. If any provision of the Plan or any Restricted Stock Agreement shall be determined to be illegal or unenforceable by an court of law in any jurisdiction, the remaining provisions hereof, and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall be made enforceable in any other jurisdiction.

       8.8. Governing Law. The validity and construction of this Plan and of the Restricted Stock Agreement shall be governed by the laws of the State of Rhode Island.

                                    Section 9
                Effective Date, Termination Date, and Amendment.

       9.1. Effective Date. The Plan shall become effective on the date of its adoption by the Board.

       9.2. Termination. The Plan shall terminate on the date immediately proceeding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely effect any award theretofore granted without the consent of the Participant or the transferee of a Restricted Stock Award.

       9.3. Amendment. The Board may at any time from time to time and in any respect, amend or modify the Plan; provided, however, that the Board may seek the approval of any amendment or modification by the Corporation's stockholders to the extent it deems necessary or possible in its sole discretion for the listing requirements of the New York Stock Exchange or for any other purpose. No amendment or modification of the Plan will adversely affect any Restricted Stock Award theretofore granted without the consent of the Participant or the permitted transferee of the Restricted Stock Award.

                           GTECH HOLDINGS CORPORATION
                  FORM OF EXECUTIVE RESTRICTED STOCK AGREEMENT


        This AGREEMENT, dated as of the ___ day of ___________, 2000, by and between GTECH Holdings Corporation, a Delaware corporation (the "Corporation"), and ____________ (the "Restricted Stockholder").

                              W I T N E S S E T H:

        WHEREAS, the Restricted Stockholder is a member of the Corporate Leadership Council of the Corporation; and

        WHEREAS, the Corporation wishes to provide the Restricted Stockholder with an opportunity to participate in the ownership of the Corporation and its future growth through the grant of an opportunity to acquire common stock of the Corporation, $0.01 par value per share (the "Common Stock").

        NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

        1. GRANT OF RESTRICTED SHARES; DEFINITIONS. (a) Pursuant to the provisions of the GTECH Holdings Corporation 2000 Restricted Stock Plan (the "Plan"), effective as of _________, 2000 (the "Date of Grant"), the Corporation hereby grants to the Restricted Stockholder _______ shares of Common Stock (the " Restricted Shares"), subject to all of the terms and conditions of this Agreement and the Plan. As more fully described below, the shares granted hereby are subject to forfeiture by the Restricted Stockholder if certain criteria are not satisfied.

        (b) All capitalized terms used herein but not defined shall have the meanings given to such terms in the Plan.

        2.      VESTING PERIOD.

        (a) Vesting. The Restricted Shares shall vest and become nonforfeitable as set forth below:


                (i) Fifty percent (50%) of the Restricted Shares shall vest and become nonforfeitable on the nine month anniversary of the Date of Grant; and

                (ii) The remaining fifty percent (50%) of the Restricted Shares shall vest and become nonforfeitable on the seventeenth month anniversary of the Date of Grant.

        (b) Termination of Employment. If the Corporation terminates the Restricted Stockholder's employment without Cause or upon the Restricted Stockholder's death or

Disability, all Restricted Shares shall become vested and nonforfeitable as of the date employment is terminated.

        (c) Voluntary Termination or Termination for Cause. If the Restricted Stockholder voluntarily ceases to be employed by the Corporation or if the Corporation terminates the employment of the Restricted Stockholder for Cause prior to the satisfaction of the vesting provisions set forth in Section 2 hereof, no further portion of his or her Restricted Shares shall become vested pursuant to this Agreement and such unvested Restricted Shares shall be forfeited effective as of the date that the Restricted Stockholder ceases to be so employed by the Corporation. For purposes of this Section 2, employment shall be considered as (i) continuing uninterrupted during any bona fide leave of absence approved in writing by the Committee (such as those attributable to illness), and (ii) continuing after any change of employment within or among the Corporation and its subsidiaries so long as the Restricted Stockholder continues to be an employee of the Corporation or any of its subsidiaries.

        (d) Acceleration of Vesting. Notwithstanding the foregoing, upon a Change in Control of the Corporation, all unvested Restricted Shares shall become vested and nonforfeitable immediately prior to the Change in Control, and all certificates representing such Shares shall be delivered to the Restricted Stockholder upon the Change in Control.

        3. NON-TRANSFERABILITY. Until the Restricted Shares shall be vested and until the satisfaction of any and all other conditions specified herein, the Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Restricted Stockholder.

        4.      STOCK CERTIFICATES; DIVIDENDS AND STOCKHOLDER RIGHTS.

        (a) Custody of Restricted Shares; Legend. Certificates for Restricted Shares shall be issued in the Restricted Stockholder's name and shall be held by the Corporation until the Restricted Shares shall become vested. The Corporation shall serve as attorney-in-fact for the Restricted Stockholder during the period during which the Restricted Shares are unvested with full power and authority in the Restricted Stockholder's name to assign and convey to the Corporation any Restricted Shares held by the Corporation for the Restricted Stockholder if the Restricted Stockholder forfeits the shares under the terms of the this Agreement and the Plan. Certificates representing the Restricted Shares shall bear the following legend:

                The Shares represented by this Stock Certificate have been granted as restricted stock under the GTECH Holdings Corporation 2000 Restricted Stock Plan. The Shares represented by this Stock Certificate may not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of unless the restrictions set forth in the Restricted Stock Agreement between the registered holder of these Shares and GTECH Holding Corporation shall have lapsed.

        Upon the vesting of the Restricted Shares, the Corporation shall so notify the Secretary of the Corporation and the Secretary shall obtain from the Corporation certificates representing all such shares that have vested, which certificates shall not bear any restrictive endorsement making reference to this Agreement, and shall deliver such certificates to the Restricted Stockholder.

        (b) Rights and Obligations. Upon the issuance of a certificate or certificates representing the Restricted Shares, the Restricted Stockholder shall thereupon be a stockholder and, subject to the provisions of Section 2 hereof, have all the rights of a stockholder with respect to such Restricted Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Restricted Shares; provided, however, that such Restricted Shares and any new, additional or different securities the Restricted Stockholder may become entitled to receive with respect to such Restricted Shares by virtue of a stock split, dividend or other change in the corporate or capital structure of the Corporation shall be subject to the vesting and forfeiture provisions, restrictions on transfer and other restrictions set forth in this Agreement and the Plan.

        5. SHARE ADJUSTMENTS. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Corporation assets to stockholders, or any other change affecting shares of the Corporation's capitalization, the Committee in its discretion may make such adjustments as it may deem appropriate to reflect such change or to fairly preserve the intended benefits of the Plan.

        6. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement shall confer upon the Restricted Stockholder any right with respect to continuance of employment by the Corporation or any of its subsidiaries, nor shall it interfere in any way with the right of the employer to terminate the Restricted Stockholder's employment at any time.

        7. RESTRICTED STOCKHOLDER BOUND BY PLAN. The Restricted Stockholder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.

        8. SECTION 83(B) ELECTION. If the Restricted Stockholder files an election with the Internal Revenue Service to include the fair market value of any Restricted Shares in gross income as of the Date of Grant, the Restricted Stockholder agrees to promptly furnish the Corporation with a copy of such election, together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

        9. WITHHOLDING TAXES. The Restricted Stockholder acknowledges that the Corporation is not responsible for the tax consequences to the Restricted Stockholder of the granting or vesting of the Restricted Shares, and that it is the responsibility of the Restricted Stockholder to consult with the Restricted Stockholder's personal tax advisor regarding all matters with respect to the tax consequences of the granting and vesting of the Restricted Shares. The Corporation shall have the right to deduct from the Restricted Shares or any payment to be made with respect to the Restricted Shares any amount that federal, state, local or foreign tax law required to be withheld with respect to the Restricted Shares or any such payment. Alternatively, the Corporation may require that the Restricted Stockholder, prior to or simultaneously with the

Corporation incurring any obligation to withhold any such amount, pay such amount to the Corporation in cash or in shares of the Corporation's Common Stock (including shares of Common Stock retained from the Restricted Stock Award creating the tax obligation), which shall be valued at the Fair Market Value of such shares on the date of such payment. In any case where it is determined that taxes are required to be withheld in connection with the issuance, transfer or delivery of the shares, the Corporation may reduce the number of shares so issued, transferred or delivered by such number of shares as the Corporation may deem appropriate to comply with such withholding. The Corporation may also impose such conditions on the payment of any withholding obligations as may be required to satisfy applicable regulatory requirements under the Exchange Act.

        10. NOTICES. Any notice hereunder to the Corporation shall be addressed to it at its principal business office, 55 Technology Way, West Greenwich, RI 02817 and any notice hereunder to the Restricted Stockholder shall be sent to the address reflected on the payroll records of the Corporation, subject to the right of either party to designate at any time hereafter in writing some other address.

        11. GOVERNING LAW. This Agreement shall be construed and administered in accordance with and governed by the laws of the State of Rhode Island.

        12. DEFINED TERMS. Capitalized terms used but not defined in this Agreement will have the meanings specified in the Plan.

        IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer and the Restricted Stockholder has executed this Agreement as of the ___ day of __________, 2000.


                                                   GTECH HOLDINGS CORPORATION



                                                   By:
                                                      --------------------------
                                                      W. Bruce Turner
                                                      Chairman




                                                   RESTRICTED STOCKHOLDER



                                                   -----------------------------




            [SIGNATURE PAGE TO EXECUTIVE RESTRICTED STOCK AGREEMENT]

                         Schedule of Executive Officers
                      Receiving Grants of Restricted Shares
           Under the 2000 Restricted Stock Plan as of October 1, 2000


        Grantee                                           Restricted Stock Granted
        David J. Calabro                                          25,000
        Jean-Pierre Desbiens                                      15,000
        Kathleen McKeough                                         15,000
        Jaymin B. Patel                                           15,000
        Donald L. Stanford                                        15,000
        Donald R. Sweitzer                                        15,000
        W. Bruce Turner                                          100,000

        All grants of Restricted Shares were made subject to terms and conditions of the 2000 Restricted Stock Plan and the Executive Restricted Stock Agreement included as part of this Exhibit 10.4, except that grants of Restricted Shares to W. Bruce Turner were made pursuant to the terms of Section 6(b) of the Agreement, dated as of August 9, 2000, between the Company and W. Bruce Turner (see Exhibit 10.3 to this report) which provides, among other provisions, for immediate vesting of the Restricted Shares granted.